UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐     Soliciting Material Pursuant to §240.14a-12
TechTeam Global, Inc.

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ISS/RiskMetrics Group Recommends TechTeam Global Stockholders Vote “FOR” Proposed Sale of Government Solutions Subsidiary to Jacobs Engineering Group Inc.
SOUTHFIELD, Mich., August 18—TechTeam Global, Inc. (NASDAQ: TEAM), a worldwide provider of information technology outsourcing and business process outsourcing services, today announced that ISS Proxy Advisory Services/RiskMetrics Group (ISS), a leading independent proxy advisory firm, has recommended that TechTeam Global stockholders vote “FOR” the proposed sale of its government solutions subsidiary, TechTeam Government Solutions, Inc., to Jacobs Engineering Group Inc. for total consideration of $59.0 million in cash, subject to certain escrows and adjustments set forth in the definitive stock purchase agreement, and “FOR” the proposal to adjourn the special meeting of stockholders of TechTeam Global, if necessary, to facilitate the approval of the proposed stock sale, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve such proposed stock sale.
The special meeting of stockholders is to be held at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110, on Tuesday, August 31, 2010, at 10:00 a.m. local time. Holders of record of TechTeam Global common stock as of the close of business on July 30, 2010 will be entitled to vote at the special meeting.
“We are pleased that ISS, having carefully reviewed the proposed stock sale, agrees with the unanimous view of TechTeam Global’s board of directors in recommending that TechTeam Global stockholders vote in favor of these proposals,” said Seth W. Hamot, Chairman of the Board of Directors of TechTeam Global. “We look forward to completing this transaction and urge TechTeam Global stockholders to follow ISS’s recommendations by voting “FOR” the approval and adoption of the stock purchase agreement and the proposed stock sale.”
ISS has recommended that TechTeam Global’s stockholders vote:
•	“FOR” Proposal 1 — to adopt and approve (a) the Stock Purchase Agreement dated as of June 3, 2010, by and among TechTeam Global, Jacobs Engineering Group and Jacobs Technology Inc., (b) the consummation of the sale of all of the outstanding capital stock of TechTeam Government Solutions to Jacobs Technology pursuant to the terms of such Stock Purchase Agreement, and (c) the consummation of all of the other transactions contemplated by the Stock Purchase Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant thereto; and

•	“FOR” Proposal 2 – to approve one or more adjournments of the special meeting, if necessary, to facilitate the approval of the preceding proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting in favor of the preceding proposal.
TechTeam Group’s Board of Directors asks that its stockholders carefully evaluate the information they have been provided, and encourages all stockholders, regardless of the number of shares they own, to vote “FOR” both proposals. Stockholders are encouraged to vote their shares now so that their vote can be counted without delay.
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-
2570 • www.techteam.com

YOUR PARTICIPATION IS IMPORTANT
PLEASE VOTE TODAY!
If any stockholder has questions about the special meeting or submitting a vote or wishes to request additional proxy materials, please contact TechTeam Global, Inc. Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033, (248) 357-2866; or The Altman Group, Inc., the firm assisting us in the solicitation of proxies, 1200 Wall Street West, Lyndhurst, New Jersey 07071, toll-free at (877) 283-0320. Banks and brokerage firms can call The Altman Group collect at (201) 806-7300.
About TechTeam Global, Inc.
TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The company’s primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Founded in 1979, TechTeam has nearly 2,500 employees across the world, providing IT support in 32 languages. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.” For more information, call 800-522-4451 or visit www.techteam.com.
About TechTeam Government Solutions, Inc.
TechTeam Government Solutions provides IT-based services to DoD, Federal Civilian, and state and local agencies. TechTeam has core competencies in cyber security, network engineering, ITIL®-based managed services, enterprise architecture, net-centric operations, and modeling and simulation sciences. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteamgovt.com.
About Jacobs Engineering Group Inc.
Jacobs is one of the world’s largest and most diverse providers of technical, professional, and construction services.
Important Additional Information Filed With The SEC
TechTeam Global has filed with the SEC a definitive proxy statement dated July 30, 2010 and other relevant materials in connection with the proposed sale of TechTeam Government Solutions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TECHTEAM GOVERNMENT SOLUTIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of the definitive proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling (248) 357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-
2570 • www.techteam.com

Cautionary Statement Regarding Forward-Looking Statements
The statements contained in this press release that are not purely historical, including statements regarding TechTeam Global’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and uncertainties that may affect TechTeam Global’s ability to consummate the proposed stock sale and TechTeam Global’s business, financial condition and operating results include, but are not limited to: (i) the failure of Jacobs Engineering Group to waive any conditions to completing the proposed stock sale that will not be satisfied prior to closing, including with respect to the required retention of employees of TechTeam Government Solutions; (ii) the failure of TechTeam Global to satisfy certain conditions to completing the proposed stock sale, including the receipt of the required approval of TechTeam Global’s stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could result in the proposed stock sale not being consummated; (iv) the restrictions and limitations on the conduct of the Government Solutions business prior to the consummation of the proposed stock sale; (v) the restrictions on TechTeam Global’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving TechTeam Government Solutions; (vi) the outcome of any legal proceedings instituted against us and others in connection with the proposed stock sale; (vii) the failure of the proposed stock sale to close for any other reason; (viii) uncertainties as to the timing of the consummation of the proposed stock sale; (ix) uncertainties as to how many TechTeam Global shares will be voted in favor of the proposals to be brought before the special meeting; (x) changes in the business of TechTeam Global, TechTeam Government Solutions or Jacobs Engineering Group or Jacobs Technology during the period between the date hereof and the closing of the stock sale that could cause a condition to closing of the proposed stock sale not to be satisfied; (xi) adverse reactions to the proposed stock sale by stockholders of TechTeam Global or Jacobs, or others; (xii) the amount of purchase price adjustments, costs, fees, expenses and charges relating to the proposed stock sale; (xiii) uncertainties related to TechTeam Global’s future indemnification obligations under the stock purchase agreement, including the possibility of not receiving some or all of the escrowed portion of the purchase price; (xiv) TechTeam Global’s inability to recognize any of the benefits of the proposed transaction; (xv) uncertainties related to the proposed strategy of separating the Government Solutions business from Tech Team Global’s Commercial business; (xvi) other uncertainties related to such proposed strategy, including the possibility that TechTeam Global will not be able to successfully operate the remaining portion of its business after the completion of the proposed stock sale on a stand-alone basis; and (xvii) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including matters contained in (A) “Item 1A — Risk Factors” of TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), (B) the sections of the definitive proxy statement entitled “Material Considerations Relating to the Stock Sale Proposal” and “Cautionary Statements Concerning Forward-Looking Information,” and (C)  information contained in subsequent reports and otherwise in the definitive proxy statement. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Participants in the Solicitation
TechTeam Global, Jacobs Engineering and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed stock sale and the other matters to be brought at the special meeting of TechTeam Global’s stockholders to which the definitive proxy statement relates. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-
2570 • www.techteam.com

shares is contained in the 2009 Form 10-K, the proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and the definitive proxy statement referred to above, and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc. and Jacobs Engineering Group, and their respective directors and executive officers, with respect to the proposed stock sale by reading the definitive proxy statement and other filings referred to above.
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Contacts:

TechTeam Global, Inc.	TechTeam Global, Inc.
Margaret M. Loebl	Chris Donohue
VP, Chief Financial Officer and Treasurer	VP, Strategy & Marketing
(248) 357-2866	(248) 357-2866
investors@techteam.com	cdonohue@techteam.com
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-
2570 • www.techteam.com